EXHIBIT 99.1

News Release dated July 15, 2013

New Western Energy Corporation Announces Completion of Drilling Operations at Its Anna #1 Drill Site

IRVINE, Jul 15, 2013 (GLOBE NEWSWIRE via COMTEX) -- New Western Energy Corp. (OTCBB:NWTR), an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas and other minerals in North America, today announced that it has completed drilling operations at its Anna #1 well site on its B&W Ranch Lease located in Chautauqua County, Kansas.

The Anna #1 well was drilled to a total depth of 1,793 ft., a depth sufficient to test oil and gas bearing structures through the Mississippi Dolomite formation. Through open hole log analysis, the well shows that it encountered several coal gas bearing formations which are known to be commercially producible in the area. This is the second well of a 3 well exploration and development program.

"We are delighted that we continue to encounter what looks to be a significant reservoir of producible coal gas beneath our B&W Ranch Lease. Through the drilling of the Anna #1 well, the coal gas reservoir we detected in the Magnus #1 well has been shown to extend to the south end of our acreage position. We will now commence the drilling of the last well of our three well drilling and evaluation program. With the drilling of the third well, we will further delineate and quantify the extent of the coal gas reservoir contained beneath the B&W Ranch Lease. This well will be drilled on the Northeast portion of our acreage position, allowing us to further evaluate the extent and quality of our coal gas reserves. If after the drilling and further testing of the three wells in our exploration and development program, the coal gas reserves prove to be of sufficient quality and quantity, New Western Energy Corporation will construct a two mile natural gas gathering pipeline to connect the B&W Ranch Lease to the local sales point for natural gas," said Javan Khazali, President and CEO of New Western Energy Corp.

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 20 Truman, Suite 204 Irvine, CA 92620

CONTACT:	Javan Khazali
(949) 435-0977
info@newwesternenergy.com